UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): August 6, 2008

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 6, 2008, Cell Therapeutics, Inc. (the “Company”) entered into an Amendment Agreement (the “Amendment”) to the Securities Purchase Agreement dated July 29, 2008 (the “Agreement”) with Midsummer Investment, Ltd. (the “Investor”). The sole purpose of the Amendment is to change the contractual formula by which the number of shares for each issuance is determined.

Pursuant to the Amendment, the number of shares issued upon each exercise of the warrant to purchase up to the lesser of $12,000,000 in shares of our common stock or the number of shares of common stock equal to 19.9% of our outstanding common stock dated July 29, 2008 (the “Warrant”), shall be a number equal to the sum for the three trading days prior to the closing of 15% of the respective trading volume of our common stock on the Milan stock exchange, or MTA, for each of the three days. All other terms and conditions of the Agreement and the Warrant remain unchanged.

The description of the terms and conditions of the Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1. The terms and conditions of the Agreement and the Warrant are qualified in their entirety by reference to the full text of the respective agreements which are attached as exhibits to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2008.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached to this report on Form 8-K:

10.1	Amendment Agreement dated August 6, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: August 6, 2008	By:	/s/ Louis A. Bianco
Louis A. Bianco Executive Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit Number

10.1	Amendment Agreement dated August 6, 2008